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                             JOINT VENTURE CONTRACT






                               NOVEMBER 11TH, 1996




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                                TABLE OF CONTENTS
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CHAPTER 1  GENERAL PROVISION

CHAPTER 2  PARTIES TO THE JOINT VENTURE

CHAPTER 3  ESTABLISHMENT OF THE JOINT VENTURE

CHAPTER 4  PURPOSES, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

CHAPTER 5  TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

CHAPTER 6  RESPONSIBILITIES OF THE PARTIES

CHAPTER 7  SALES OF PRODUCTS

CHAPTER 8  BOARD OF DIRECTORS

CHAPTER 9  BUSINESS MANAGEMENT ORGANIZATION

CHAPTER 10 PURCHASE OF EQUIPMENT, RAW MATERIALS, LAND LEASING

CHAPTER 11 LABOR MANAGEMENT

CHAPTER 12 TAXES, FINANCE AND AUDIT

CHAPTER 13 FOREIGN EXCHANGE CONTROL

CHAPTER 14 DURATION OF THE JOINT VENTURE

CHAPTER 15 DISPOSAL OF ASSETS UPON EXPIRATION OF THE DURATION

CHAPTER 16 INSURANCE

CHAPTER 17 AMENDMENT, ALTERATION AND TERMINATION OF THE CONTRACT

CHAPTER 18 LIABILITIES FOR BREACH OF THE CONTRACT

CHAPTER 19 FORCE MAJEURE

CHAPTER 20 APPLICABLE LAW

CHAPTER 21 DISPUTE RESOLUTION

CHAPTER 22 LANGUAGE

CHAPTER 23 EFFECTIVENESS OF CONTRACT AND MISCELLANEOUS
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                          CHAPTER 1: GENERAL PROVISIONS
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ART. 1.1  In accordance  with the "Law of the P.R.  China on Joint Venture Using
          Chinese and Foreign Investment" and other relevant published laws and regulations of China, the following Parties

          Party A: Chinese Party:
          Party B: Foreign Party:

          have agreed to invest in the Joint Venture Enterprise:

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                     CHAPTER 2: PARTIES TO THE JOINT VENTURE
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ART. 2.1   Parties to the Joint Venture under this contract are as follows:

           Party A: Chinese Party:

           legal representative:
           nationality:
           title:

           Party B: Foreign Party:

           legal representative:
           nationality:
           title:

           Parties A and B may as the contract requires be herein after referred to individually as a "Party" and collectively as the "Parties."

           Each of the Parties hereby presents and warrants to the other Party that it has full legal authority and the power to enter into this contract and perform its obligations hereunder and that its representation named above is duly authorized to sign this contract and other relevant documents on behalf of such Party.

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                  CHAPTER 3: ESTABLISHMENT OF THE JOINT VENTURE
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ART. 3.1   In accordance  "Law of the P.R.  China on Joint Venture Using Chinese
           and Foreign Investment" and other relevant published laws and regulations, the Parties agree to establish a Joint Venture Limited Liability Company (hereinafter referred to as "Joint Venture") within the Chinese territory.

ART. 3.2   The name of the Joint Venture in English shall be:

           The legal address of the Joint Venture shall be in:

               If needed, through the discussion and the decision of the Board of Directors, the Joint Venture will establish offices in other places of China, Hong Kong or other countries and regions.

ART. 3.3 All activities of the Joint Venture in China shall be governed by the laws, decrees and relevant rules and regulations of the People's Republic of China.

ART. 3.4 The form of organization of the Joint Venture shall be a limited liability company. The liability of each Party is limited to making contribution to the registered capital in accordance with CHAPTER 5 of this contract, including each Party's stake in all other capital increases decided in compliance with the Chinese regulations, and no Party shall have any liability of any sort for the debts and obligations of the Joint Venture. The profits of the Joint Venture shall be shared by the Parties in proportion to their respective subscribed contributions to the registered capital of the Joint Venture. During the first three (3) years of the Joint Venture the profits shall be shared 33.3% by Party A and 67.7% by Party B. The liability of each Party to the Joint Venture is limited up to the Parties respective contribution of the registered capital of the Joint Venture.

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         CHAPTER 4: PURPOSES, SCOPE AND SCALE OF PRODUCTION AND BUSINESS
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ART.4.1    The purposes of the Joint Venture  shall be, in  conformity  with the wish of strengthening economic cooperation and technical exchanges, to improve the product quality and the production capacity, develop new products and gain competitive position in both the domestic and international markets in quality, variety and price by adopting advanced technology in the production of beer, and scientific management methods, so as to constantly raise economic results and ensure satisfactory economic benefits for each Party.

ART.4.2 The scope of production and business of the Joint Venture shall be to produce and sell beer in glass bottles and in cans. The products made by the Joint Venture shall be sold on the domestic market. The Joint Venture will, on a best efforts basis, investigate the possibilities of selling some of the production on the export market.

ART. 4.3   The production scale of the Joint Venture shall be as follows:
           - Rehabilitation of the existing brewery which has a current production capacity of 14,000 metric tons a year.
           - Improvement of the beer currently produced.
           - Production increase from 14,0000 tons to 30,000 tons a year. The future expansion shall be decided in future board of directors and will depend upon the evolution of the national beverages market. The board of directors of the Joint Venture shall have complete autonomy in formulating and executing the Joint Venture's investment and marketing policies in order to achieve these goals, and may expand or reduce the Joint Venture's scale of production in accordance with its business situation and market demands.

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               CHAPTER 5: TOTAL INVESTMENT AND REGISTERED CAPITAL
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ART. 5.1   The total amount of the investment and the registered  capital of the
           Joint Venture is three million three hundred thousand U.S. DOLLARS ($3,300,000 US DOLLARS). Party A shall contribute one million three hundred thousand US DOLLARS ($1,300,000 U.S. DOLLARS) and hold 40% shares. Party B shall contribute two million U.S. DOLLARS ($2,000,000 US DOLLARS) and hold 60% shares. Without the written consent of the other Party, no Party shall pledge the interest of the other Party. Without the permission of the one Party, any Party cannot be required to guarantee the loans of the Joint Venture or to implement other responsibilities.

ART. 5.2 Contribution to the registered capital: Party A: by existing fixed assets, including a beer brewery as described in annex 1 for a total value of one million three hundred thousand US DOLLARS ($1,300,000 US DOLLARS) with is 40% of the registered capital. Party B: by cash seven hundred thousand US DOLLARS ($700,000 US DOLLARS), machines and technical equipment for a value of one million two hundred and fifty thousand US DOLLARS ($1,250,000 US DOLLARS) which is 60% of the registered capital.

ART. 5.3 Party A shall pay its equity contribution in kind to the Joint Venture by transferring its ownership and using rights described in annex 1 from the "Qidong Brewery" to the Joint Venture for a total value of one million three hundred thousand US DOLLARS ($1,3000,000 US DOLLARS). Such payment in kind to occur after the issuance of the Business License.

ART. 5.4 Party B shall be under no obligation to subscribe to the registered capital unless and until the conditions as described hereafter have been fully fulfilled: in each case in form and substance satisfactory to the Party B after having received all the necessary approvals from the relevant Chinese authorities:

           a.  Establishment of the Joint Venture Company.

           b. This contract and its annex have been approved by the relevant Chinese Authorities.
           c.  Issuance  of  the  Business   Licence  to  the  relevant  Chinese
           Authorities, duly certified as a true copy by an authorized officer of Party A.
           d. Transfer of ownership and using rights of the "Qidong Brewery" in favor of the newly formed Joint Venture Company ... as stated in ART. 5.2.
           e. After receipt of the Business Licence as referred in ART. 5.4(c), receipt by the Parties of a copy of the approval of the State Administration of Exchange Control authorizing the Joint Venture to have access to the SWAP CENTERS, and granting the Joint Venture, during the Joint Venture, the right to convert Renmimbi (RMB) into US DOLLARS at a foreign exchange bank authorized by the P.R. China government, sufficient to pay all amounts in foreign currency due by the Joint Venture, such as raw materials, dividends, debt service installments, salaries of expatriate staff, fees, transfer of technology. If any of the above mentioned conditions is not fulfilled within three months after the Business License issuance date, and the Parties do not agree in writing to waive such conditions precedent or to extend the time for their fulfillment, either Party shall have the right to terminate this contract, in which case neither Party shall have the right whatsoever to require the other Party to make any contribution to the registered capital or to claim any damages from the other Party.

ART. 5.5 The payment to be made by Party B regarding its contribution to the registered capital of the Joint Venture Company will be made as follows:

           a. 75% of its capital contribution within three (3) months of the fulfillment of all the conditions as stipulated in ART. 5.4 above.

           b. 25% shall be effected in accordance with requirements of the Joint Venture capital expenditures, to occur not later than six (6) months after the payment as mentioned in ART. 5.5(a).

ART. 5.6 After the registered capital is paid up by the Parties, an accounting firm registered in China appointed by the Parties shall verify that contributions of this contract have been made in accordance with the terms and conditions of this Contract and issue a verification report, based on which the Joint Venture shall issue an investment certificate to each Party. This report will be signed by both the President and the Vice President of the Joint Venture.

ART. 5.7 Should a Party intend to assign all or part of its interest in the Joint Venture to a third Party, written consent must be obtained from the other Party and an affirmative decision by the Board of Directors and approval from the appropriate examination and approval authority shall be required. The registration procedures for the changes shall be dealt with. In this procedure, the Parties will have a preemption right. The Parties however will have the right to transfer the ownership of their shares to any subsidiary or holding company in which they have the majority of the shares.
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                   CHAPTER 6: RESPONSIBILITIES OF THE PARTIES
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ART. 6.1  Responsibilities of the Chinese Party:

           a. In charge of applying for and obtaining the approval, registration and Business License and dealing with other formalities with relevant Chinese Governmental Departments for the establishment and operation of the Joint Venture and for obtaining the best advantages granted to sino-foreign joint ventures.
           b. Making capital contributions at the specified time in accordance with ART. 5.2 and ART. 5.3 hereof.
           c. At the request of the Joint Venture Company, assisting to purchase equipment, materials, office facility, transportation facility and communication facility.
           d. At the request of the Joint Venture Company, assisting to purchase equipment, materials, office facility, transportation facility and communication facility.
           e. Assisting foreign staff in applying for entry visas, work permits, and processing their travel documents.
           f. Assisting to recruit for the Joint Venture the local staff in all level of management and workers.
           g. Assisting the Joint Venture Company in obtaining a loan from a local bank for the working capital.
           h. Assisting the Joint Venture in selling and distributing the products in the local market. Assisting the joint venture in purchasing the necessary quantities of raw materials annually, at prices not higher than other factories in the region.
           i. Dealing with affairs under this contract and other affairs entrusted by the Joint Venture Company.
           j. Party A guarantees that it will not enter into competition with the Joint Venture Company.

ART. 6.2   Responsibilities of the Foreign Party.

           a. Making capital contributions in accordance with ART. 5.2, ART. 5.4 and ART. 5.5.
           b. Assisting the Joint Venture in purchasing equipment, raw materials and other items outside China.
           c. Making its best effort in assisting the Joint Venture in exporting its products and assisting the Joint Venture with information about the international market for similar and related products.
           d. Providing the Joint Venture with foreign experienced management personnel, including the General Manager, the production manager and the financial manager and participating in the production and business activities of the Joint Venture Company.
           e. Causing the Joint Venture to obtain equipment and detailed engineering design of the Joint Venture factory within the scope of total investment and registered capital set forth in CHAPTER 5 hereof.
           f. Assisting the Joint Venture in purchasing equipment, raw materials, articles for office use, means of transportation, all o the best terms and prices attainable.
           g. Assisting the Joint Venture in recruiting the local and foreign staff in all levels of the management and workers.
           h. Handling other matters entrusted by the Joint Venture Company.
           i. Transfer of technology and know how: as the know how has not been valued as fixed assets, a Technical Assistance Contract will be concluded upon the signing of the Technical Assistance Contract the Foreign Party will be responsible for the training of the personnel working in the Joint Venture Company.

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                          CHAPTER 7: SALES OF PRODUCTS
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ART. 7.1   The  products  of the  Joint  Venture  shall  be sold on the  Chinese markets and the best efforts will be made in order to sell part of the production on the overseas markets.

ART. 7.2 The products of the Joint Venture shall be sold throughout the People's Republic of China without geographic restriction and may be sold by the Joint Venture directly or by appropriate distributors. The sales methods and prices shall be determined by the General Manager's decision following recommendation of the board of directors with respect to domestic market conditions, competitiveness of the prodecuts and the economic situation of the Joint Venture. The Joint Venture shall be free to determine and raise the selling prices of, and sell at its own discretion, in accordance with the preceding provisions.

ART. 7.3 The sales of its products, both on Chinese and on overseas markets, shall be managed by the Joint Venture. The Joint Venture Company, with the assistance of the Foreign Party, will endeavor to seek export markets for the Joint Venture products.

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                          CHAPTER 8: BOARD OF DIRECTORS
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ART. 8.1   The board of directors  shall be  established  within one month after the date of issuance of the Business License.

ART. 8.2 The board of directors shall consist of five (5) directors of which two (2) shall be appointed by Party A and three (3) shall be appointed by the foreign partner. The chairman of the board shall be appointed by Party A and the vice chairman by Party B. The term of the directors is four (4) years. This term of office may be renewed upon reappointment by the appointing party.

ART. 8.3 The highest authority of the Joint Venture shall be its board of directors. It shall decide all major issues concerning the Joint Venture. In handling all important matters, the board of directors shall reach its decision through consultation among the participants in the principle of equity and mutual benefit. All issues of the Joint Venture shall be discussed and approved by two thirds of the members of the board of directors.

           The following major issues will require the unanimous approval of all the members of the board:
           a. Amendment of the articles of association of the joint venture.
           b. Termination and dissolution of the Joint Venture.
           c. An increase of the registered capital of the Joint Venture and a transfer of the ownership.
           d. Merger of the Joint Venture with another economic organization.

ART. 8.4 The chairman of the board is the legal representative of the joint venture. Should the chairman be unable to exercise his responsibilities, he should authorize the vice chairman of the board of directors to represent the Joint Venture.

ART. 8.5 The board of directors shall convene at least on meeting every year. The meeting shall be called and presided over by the chairman of the board. The general manager and the deputy general manager could attend the meeting. The board meeting can be held at a site as agreed upon by the Parties to the Joint Venture. The Chairman may convene an interim meeting based on proposal made by more than one third of the directors. The minutes of all meetings will be kept on file. The directors will have the right to be represented by a designated representative.

ART. 8.6    A decision  signed by all the members of the board of  directors has the same validity as a decision taken during an official board meeting.

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                   CHAPTER 9: BUSINESS MANAGEMENT ORGANIZATION
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ART. 9.1   The Joint Venture shall establish a management  office which shall be responsible for its daily management. The management office shall have a general manager and a deputy general manager. The general manager shall be recommended by the Foreign Party; the deputy general manager shall be recommended by the Chinese Party. The term of office shall be three (3) years.

ART. 9.2 The responsibilities of the general manager shall be to carry out the decisions of the board, and to organize and direct the daily management of the Joint Venture in accordance with the provisions of this contract and the articles of association. The deputy general manager shall assist the general manager in such duties. The department managers shall be responsible for the work in the respective departments of production, technology, business operation, finance and administration, handle the matters handed over by the general manager and the deputy manager and shall be accountable to them. The general manager shall be present for approval by the board of directors organizational structure of the Joint Venture and budget for the coming year, including proposed appointments of department managers as well as their remuneration.

ART. 9.3 The general manager and deputy general manager shall not serve as employees of other entities, and shall not serve or act on behalf of other economic entities in competition with the Joint Venture except that either of them may be an officer, director or employee of their respective Party. The board of directors shall have the power to dismiss the general manager and the deputy general manager in the event of graft or serious dereliction of duty.

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         CHAPTER 10: PURCHASE OF EQUIPMENT, RAW MATERIALS, LAND LEASING
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ART. 10.1  The Joint Venture will  purchase  required  equipment  transportation facilities, fuels and articles for office use in China and abroad, but shall give first priority to purchase in China when conditions (quality, price, time of deliver, compatibility and so forth) are the same.

ART. 10.2  The Joint  Venture  will  purchase  abroad  equipment  which has been approved by all Parties. The equipment should be in line with 1990's technology and the price should be lower than or same as the one of similar equipment.

ART. 10.3  The Joint  Venture  will  sign  after  three  (3) years a Land  Lease
           Agreement with Party A which is annexed to this contract as Annex 2.

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                          CHAPTER 11: LABOR MANAGEMENT
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ART. 11.1  Policies  relating  to  matters  as  the  total  number  of  workers, recruitment, dismissal, wages, welfare, benefits, labor insurance, bonuses and labor discipline shall be determined by the general manager in accordance with Labor Law of the P.R. China, the "People's Republic of China Administration on Labor Management of Foreign Investment Enterprises Provisions" and other promulgated relevant P.R. China laws and regulations, the policies stipulated by the board of directors, and the actual financial conditions of the Joint Venture.

ART. 11.2  The Joint Venture shall have the right to recruit and hire  employees directly from any available sources in the P.R. China. In all cases, the Joint Venture shall employ only those employees who are sufficiently qualified for employment, as determined through tests and/or examinations.

ART. 11.3  The Joint  Venture,  acting  through the general  manager,  will sign individual labor contracts with each of its employees. Each labor contract shall include type of work, technical ability and wages of such employee, according to the framework duly approved by the board of directors, and shall be filed for reference at the local labor management department.

ART. 11.4  The  employees of the Joint Venture shall have the right to establish a labor union in accordance with relevant P.R. China laws and regulations. The labor union shall have the right to represent the interest of employees in signing labor agreement and in supervising the execution of labor contracts. It shall have the right to protect the legal rights and material benefits of the employees, and shall assist in the mediation of labor disputes when requested by the relevant employee or the Joint Venture.

ART. 11.5  The  labor  contracts  of all  staff and  workers  likely to  receive confidential information and/or particular training from the Joint Venture or from Party B shall include, in addition to confidentiality undertakings, non-competition clauses pursuant to which they shall not be entitled to work for an enterprise or organization in the same field for a period of two (2) years after leaving the Joint Venture.

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            CHAPTER 12: TAXES, FINANCE, AUDIT AND PROFIT DISTRIBUTION
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ART. 12.1  The Joint Venture shall pay various taxes in accordance with relevant
           Chinese laws and regulations.

ART. 12.2  Staff members and workers of the Joint  Venture shall be  responsible for paying their own individual income tax or personal income adjustment tax in accordance with relevant Chinese laws and regulations. After paying their taxes, the ex patriate members of the Joint Venture can remit their money abroad.

ART. 12.3  In accordance with the "Laws of the People's Republic of China on the
           Joint Ventures using Chines and Foreign Investment," allocations for a reserve fund, an enterprise expansion fund and a bonuses and welfare fund for the staff and workers shall be decided by the board of directors each year according to the actual business situation and profitability of the Joint Venture of the after tax profit (the total of these 3 funds will not exceed 8% of the total profit). The Joint Venture will benefit of all the best fiscal privileges available in Jiangsu Province and namely the statute of an advanced technology enterprise.

 ART. 12.4 Finance and accounting of the Joint Venture shall be handled in accordance with the "Regulations of the People's Republic of China on the Financial Administration for Foreign Investment Enterprises" and the "Accounting System for the Foreign Investment Enterprises." The fiscal year of the Joint Venture shall be from January 1 to December 31 of each year. All vouchers, receipts, statistical statements, reports and account books shall be written in Chinese, provided that any such documents upon request of Party B shall be translated into English. Monthly, quarterly and annual financial reports shall be prepared in Chinese and English and submitted to the board of directors.

ART. 12.5  The Joint  Venture  shall engage an  accountant  registered  in China agreed upon by both Parties to conduct its annual financial audit and examination and to provide a report for submission to the board of directors and the general manager, in the event that Party B considers it necessary, a foreign auditor may be engaged to conduct a separate annual financial audit.

ART. 12.6  All  disbursements  shall be signed  by the  general  manager  or his authorized personnel.

ART. 12.7  Within the first  three (3) months of each fiscal  year,  the general manager shall organize the preparation of a balance sheet and a profit and loss statement in respect of the preceding year as well as a proposal regarding the allocation and distribution of profits, and submit them to the board of directors for approval after being examined and signed by the auditor. Dividends to be paid to Foreign Party shall be transferred in foreign currencies.

ART. 12.8  Upon the decision of the board of  directors,  the Joint Venture will distribute dividends to the shareholders proportionately to their shareholding. During the first three (3) years of the Joint Venture, the profits will be shares 67.7% by Party B and 33.3% by Party A.

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                      CHAPTER 13: FOREIGN EXCHANGE CONTROL
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ART. 13.1  All foreign exchange matters of the Joint Venture shall be handled in accordance with the provision of the "Provisional Regulations of the People's Republic of China on Foreign Exchange Conto" and other relevant regulations. The Joint Venture shall remit the profit due to the Foreign Party to bank accounts designated by the Foreign Party respectively in accordance with the "Regulations of the People's Republic of China on the Foreign Exchange Control."

ART. 13.2  The Joint  Venture  is  entitled  to open  foreign  exchange  deposit accounts and Renminbi deposit accounts with the Bank of China or other designated banks. All foreign exchange receipts of the Joint Venture (including capital contributions made by Party B, loans from foreign banks, export revenues, and so forth) shall be deposited in the Joint Venture's foreign exchange deposit account. All normal foreign exchange disbursements, as listed herebelow but not limited to, by order of priority: - principal and interest repayments for foreign bank loans. - import of raw materials. - salaries of foreign staff, overseas traveling expenses. - technical assistance contract.
           - transportation expenses. - dividends to the Foreign Party.

ART. 13.3  Based on its business  needs,  the Joint  Venture may borrow  foreign exchange funds from banks abroad or in Hong Kong, provided that the Joint Venture shall file such matters with the local Administration of Foreign Exchange Control for the record within fifteen (15) days of borrowing as required by law.

ART. 13.4  Renminbi  shall  generally be used in the  settlement of accounts for transactions between the Joint Venture and the Chinese entities, enterprises or individuals unless otherwise approved by the local Administration of Foreign Exchange Control or where relevant government regulations permit the Joint Venture to use foreign exchange in the settlement of accounts.

ART. 13.5  The Joint  Venture  will be  entitled  to utilize  all legal means in order to obtain the foreign currencies needed such as swap centers or all other legal exchange structure.

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                    CHAPTER 14: DURATION OF THE JOINT VENTURE
--------------------------------------------------------------------------------

ART. 14.1  The  duration  of the Joint  Venture  shall be 50 years.  The date of establishment of the Joint Venture shall be the date of issuance of the business license. The duration can be prolonged if one Party suggests it before six months of the expiring date and if it is approved by the board of directors.

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      CHAPTER 15: DISPOSAL OF ASSETS UPON LIQUIDATION OF THE JOINT VENTURE
--------------------------------------------------------------------------------

ART. 15.1  Upon termination of the Joint Ventures,  liquidation shall be carried out according to relevant laws and regulations. The liquidated assets shall be distributed in proportion to the capital contribution made by Party A and the Foreign Party.

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                              CHAPTER 16: INSURANCE
--------------------------------------------------------------------------------

ART. 16.1  The Joint Venture shall maintain appropriate  insurance policies with an insurance company in P.R. China. The types, value and duration of insurance shall be decided by the board of directors in accordance with the standards of the insurance company in P.R. China. The Joint Venture should maintain the insurance for all staff and workers in the local labor management department.

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          CHAPTER 17. AMENDMENT, ALTERATION AND TERMINATION OF CONTRACT
--------------------------------------------------------------------------------

ART. 17.1  Any  amendment  to this  contract or its  appendices  shall come into force only by written agreement signed by Party A and the Foreign Party and approved by the original examination and approval authority.

ART. 17.2  Should it become  impossible  to fulfill this contract as a result of force majeure, or should it become not possible to continue the operations of the Joint Venture as a result of heavy losses sustained by the Joint Venture in successive years, the Joint Venture and this contract may be terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The registration of the Joint Venture must then be canceled at the original registration office. The Joint Venture may be terminated prior to its expiration date in the event that both Parties agree that termination of the Joint Venture is the mutual and the best interest of the Parties.

ART. 17.3  If due to any one Party being  unable to fulfill the  obligations  of this contract and the articles of association, and if for that reason the Joint Venture Company cannot continue its normal business or cannot reach its target mentioned in the contract, then the contract would be deemed to have been stopped by the Party who made the violation. The other Party has the right to claim damage and to apply for the termination of the contract. If the other Party agrees to continue the business, the Party who made the violation should compensate the economic damage. The other Party would have in that case a buying option for the shares owned by the defaulting Party.

ART. 17.4  In the event that the Joint Venture  intends to merge with or acquire another production enterprise or economic organization in the future, approval by all the Parties shall be required.

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                 CHAPTER 18: LIABILITIES FOR BREACH OF CONTRACT
--------------------------------------------------------------------------------

ART. 18.1  Should  any of the  Parties  fail  to pay  on  schedule  its  capital contributions subscribed as herefore, it shall, from the first month of delay, pay monthly interest to the Joint Venture Company at the rate of 10% per annum and a 0.5% penalty to the other Party, calculated on the default amount. If more than three months the Party still fails to pay its capital contributions, the other Party has the right to claim according to the ART 17.3.

ART. 18.2  Should it become  impossible  to fulfill all or part of this contract and its annexes due to the fault of either Party, the Party at fault shall bear the responsibilities for such breach of contract. Should both Parties be at fault, each Party shall bear its responsibilities according to the actual situation.

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                            CHAPTER 19: FORCE MAJEURE
--------------------------------------------------------------------------------

ART. 19.1  Should the  performance  of this  contract  be  directly  affected or should it become impossible to perform this contract in accordance with the prescribed terms as a result of a force majeure event such as earthquake, typhoon, flood, fire, war, civil disorder, unforeseeable events where the occurrences and consequences are unpreventable and unavoidable without limitation, the Party affected by such event shall notify the other Party by telegram or facsimile without any delay and, within fifteen (15) days thereafter, provide the detailed information on such event and a valid certification document giving reasons for such Party's inability to perform all or part of this contract or its delay of the performance.

ART. 19.2  If possible,  the said  document  shall be issued by a notary  public office at the location where the force majeure event occurs. The Parties shall decide through consultations whether to terminate this contract or to waive part of the obligations to be performed under this contract or to delay the performance of this contract according to the effects of the force majeure event on the performance of this contract.

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                           CHAPTER 20: APPLICABLE LAW
--------------------------------------------------------------------------------

ART. 20.1  The  execution,  validity,  interpretation  and  performance  of this contract and dispute resolution under this contract shall be governed and protected by the laws of the P.R. China.

--------------------------------------------------------------------------------
                         CHAPTER 21: DISPUTE RESOLUTION
--------------------------------------------------------------------------------

ART. 21.1  Any disputes arising from the execution of or in connection with this contract shall first be settled through friendly consultations between the Parties. In the event that no settlement can be reached through consultations, the disputes shall be first submitted to the China International Economic and Trade Arbitration Commission for conciliation. If no settlement can be reached within six months after the beginning of this procedure, the claim will be submitted and definitely settled through the rules and the procedure of the International Chamber of Commerce (Paris). The arbitration will be held in Paris, France and the English language will be used. The arbitration fee shall be borne by the losing Party.

ART. 21.2  When  the  dispute,  controversy  or  claim  arising  out  of  or  in connection with this contract are being resolved either through friendly consultation or through arbitration, the Parties should take the interest of the whole into account and shall not hinder or affect the performance of the provisions other than in dispute, so as to guarantee the smooth operation of the Joint Venture to the extent possible.

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                              CHAPTER 22. LANGUAGE
--------------------------------------------------------------------------------

ART. 22.1  The  contract  is written  in  Chinese  and  English  versions,  both languages are equally authentic.

--------------------------------------------------------------------------------
             CHAPTER 23: EFFECTIVENESS OF CONTRACT AND MISCELLANEOUS
--------------------------------------------------------------------------------

ART. 23.1  The following annexes formulated in accordance with the principles of this contract shall be integral part of this contract:
           Annex 1: existing fixed assets
           Annex 2: rent agreement
           Annex 3: performance guarantee
           In the event of any discrepancy between this contract and the annexes hereto, the provisions of this contract shall prevail.

ART. 23.2  This contract and its annexes shall become effective upon approval by the original examination and approval authority. The same applies in event of amendment.

ART.  23.3 This  contract  together  with  its  annexes  constitute  the  entire agreement of the Parties with respect of the subject matters hereof and shall supersede all prior agreements between the Parties with respect to the matters hereof.

ART.  23.4 The Parties  shall take all such efforts to carry out the purposes of this contract and its annexes. Neither Party shall take any action that might have an adverse competitive effect of adverse consequence on the operation of the Joint Venture.

ART.  23.5 Any  waiver  by  either  Party at any time of a breach of any term or provision of this contract shall not be construed as a waiver b such a Party of any subsequent breach, its rights to such term or provision, or any of its other rights hereunder.

ART.  23.6 If any one or more of the  provisions  contained in this  contract or the annexes hereto shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity legality and enforceability of the remaining provision contained herein or therein shall not in any way be affected or impaired.

ART.  23.7 Unless   otherwise   specifically   provided,    notices   or   other
           communications to either Party required or permitted hereunder shall be: (a) personally delivered; (b) transmitted by postage prepaid registered airmail or by international courier; or (c) transmitted by telex or facsimile with answerback or followed by registered airmail or air courier. The addresses of the Parties listed in this contract shall be their respective mailing addresses and their respective facsimile numbers.

ART.  23.8 In witness  whereof the Parties have signed this contract on November
           11, 1996 in Qidong by their duly authorized representatives in four originals, each Party receiving one original in each version, Chinese and English.



The Chinese Party                                           The Foreign Party



/s/                                                         /s/